PROMISSORY NOTE


$10,000.00                                         Date: December 30, 1998

For value received, the undersigned COLORADO WYOMING RESERVE COMPANY ("the Borrower"), with an address at 751 Horizon Court, Suite 205, Grand Junction, Colorado 81506, promises to pay to the order of James E. Moore Revocable Trust u/d/t/ dated July 28, 1994 (the "Lender"), at 7827 Berger Avenue, Playa del Rey, California 90293 (or at such other place as the Lender may designate in writing), the sum of $10,000.00, together with interest from the date of the advance of the principal amount of this Note to the Borrower, on the unpaid principal at the rate of 6.00% per annum.

The unpaid principal and accrued interest shall be payable in full on the earlier of (i) the receipt by the Borrower of any proceeds from public or private sale of any its capital stock or other securities or (ii) February 15, 1999 (the "Due Date").

All payments on this Note shall be applied first in payment of accrued interest and any remainder in payment of principal.

The Borrower reserves the right to prepay this Note (in whole or in part) prior to the due date with no prepayment penalty.

If any payment obligation under this Note is not paid when due, the Borrower promises to pay all costs of collection, including reasonable attorney fees, whether or not a lawsuit is commenced as part of the collection process.

This Note is made pursuant to an agreement set forth in a Memorandum dated as of December 28, 1998 from Lender to Borrower, which Memorandum was adopted as an agreement (the "Agreement") of the parties as of December 30, 1998. To the extent of any conflict between this Note and the Agreement, the provisions of this Note shall be controlling.

This Note is secured by a Mortgage, Deed of Trust, Security Agreement and Financing Statement dated as of August 25, 1998. The Lender is not required to rely on the above security for the payment of this Note in the case of default, but may proceed directly against the Borrower.

If any of the following events of default occur, this Note and any other obligations of the Borrower to the Lender, shall become due immediately, without demand or notice:

     1) the failure of the Borrower to pay the principal and any accrued interest in full on or before the Due Date;

     2) the filing of bankruptcy proceedings involving the Borrower as a debtor;

     3)   the application for appointment of a receiver for the Borrower;

     4) the making of a general assignment for the benefit of the Borrower's creditors;



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     5)   the insolvency of the Borrower; or

     6) the misrepresentation by the Borrower to the Lender for the purpose of obtaining or extending credit.

In addition, the Borrower shall be in default if (a) there is a sale, transfer, assignment, or any other disposition (a "Transfer") of any assets pledged as security for the payment of this Note other than a Transfer at the fair market value of the assets for cash with all cash proceeds of such Transfer being immediately paid to Lender on account of this Note, (b) Borrower makes any payment on any other loan, advance or indebtedness except to trade creditors, or
(c) if there is a default in any security agreement which secures this Note.

If any one or more of the provisions of this Note are determined to be unenforceable, in whole or in part, for any reason, the remaining provisions shall remain fully operative.

All payments of principal and interest on this Note shall be paid in the legal currency of the United States. Borrower waives presentment for payment, protest, and notice of protest and nonpayment of this Note.

No renewal or extension of this Note, delay in enforcing any right of the Lender under this Note, or assignment by Lender of this Note shall affect the liability of the Borrower. All rights of the Lender under this Note are cumulative and may be exercised concurrently or consecutively at the Lender's option.

This Note shall be construed in accordance with the laws of the State of Colorado. All judicial proceedings arising out of or relating to this Note may be brought in any state or federal court of competent jurisdiction in the State of California, and by execution and delivery of this Note, the Borrower accepts for itself and in connection with its properties, generally and unconditionally, the nonexclusive jurisdiction of the aforesaid courts and waives any defense of forum non convenience and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Note.

Signed as of this 30th day of December, 1998, at


Borrower:

     COLORADO WYOMING RESERVE COMPANY


     By:    /s/Kim M. Fuerst
            ---------------------------------
            Kim M. Fuerst, President



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                                   ASSIGNMENT

For value received, the above Note is assigned and transferred to


------------------------------------------------------, ("Assignee") of


-------------------------,        -------------------------,
(City)                            (State/province)


------------------------.
(Country)




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